Exhibit 99.1

Global AI Launches R&D and Innovation Lab and
Adds 14 Senior AI Experts to Drive Next-Gen AI Solutions

New York City—12.30.2024—Global AI (OTC: GLAI), a leader in applicative and generative AI, announces hiring 14 senior AI specialists and software engineers to lead our newly formed Innovation Lab. This team will drive the development of groundbreaking AI technologies, positioning Global AI at the forefront of enterprise AI innovation.

A New Era of Innovation

The Innovation Lab is tasked with solving pressing challenges large institutions and enterprises face. Our focus is on building AI solutions that are secure, scalable, and privacy-centric, addressing the most critical pain points in data security and operational efficiency.

Establishing Our Global Footprint

Our newly formed, wholly-owned Israeli subsidiary will serve as the core of our group’s innovation and engineering efforts, drawing from the country’s leadership in AI, machine learning, cybersecurity, and fintech. This expansion positions Global AI within one of the world’s most advanced tech ecosystems, enhancing our ability to attract and retain top-tier talent globally.

Focused on Secure, Privacy-First Applicative, and Generative AI Innovation

The R&D and Innovation Lab will initially prioritize:

●	Privacy-first AI products and secure enterprise solutions.

●	Predictive analytics for enhanced risk management.

●	AI/ML recommendation engines to drive enterprise growth.

●	Generative AI tools to boost operational efficiency and customer engagement.

●	Federated learning to foster secure, collaborative intelligence.

Our Commitment to Excellence

This move underscores Global AI’s dedication to solving complex enterprise challenges and driving AI innovation in highly regulated sectors.

Meet Our Expert Team

Our new team includes highly experienced engineers, AI/ML experts, and thought leaders specializing in Generative AI, Data Engineering, and Big Data. They bring extensive expertise in building scalable and secure AI technologies, focusing on B2B enterprise solutions.

Flagship Products: GenM and GeniX

The Innovation Lab will initially focus on two flagship products designed to set new industry standards:

1.	GenM:

●	A secure Generative AI platform tailored for enterprise use, leveraging large language models (LLMs).

●	Empowers organizations with secure, prompt engineering and document management tools.

2.	GeniX:

●	AI-driven chat platform seamlessly integrating with enterprise IT systems and digital products.

●	Supports multilingual interfaces, advanced search, and analytics to enhance customer experience and knowledge management.

Strategic Vision

AI is transforming industries at a pace unlike anything seen before. This shift promises unprecedented growth, innovation, and efficiency for global enterprises. The change is not coming—it’s already here.

At Global AI, we are at the forefront of this revolution. Through focused innovation and strategic acquisitions, we are shaping the future of AI. Our clear goal is to unite fast-growing AI companies to build a cutting-edge, visionary AI-driven technology business. This approach fuels innovation, streamlines operations, and expands our product and solutions reach through strong Go-To-Market strategies.

Quote from Leadership

“Our expansion into Israel and the addition of this elite AI team reflect our relentless pursuit of innovation,” said Darko Horvat, Founder, Global AI. “The Innovation Lab will accelerate the delivery of secure, private AI products, addressing the demand for intelligent solutions in today’s digital-first, highly regulated world.”

Forward-Looking Statements

This press release contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our ability to successfully develop and implement AI solutions, achieve anticipated synergies, and maintain market competitiveness; our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in our most annual report on Form 10-K that we have filed with the U.S. Securities and Exchange Commission. Forward-looking statements are only predictions. The forward-looking events discussed in this document and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this document and other statements made from time to time by us or our representatives might not occur. Past performance is not indicative of future results.

Contact Information

Michael Ingwer, Email: Michael.ingwer@global.ai, Tel: +1 (917) 270-0792